Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(109,297)
Unrealized Gain (Loss) on Market Value of Futures	(78,578)
Dividend Income	89
Interest Income	108
Total Income (Loss)	$(187,678)

Expenses
General Partner Management Fees	$3,558
SEC & FINRA Registration Expense	620
Brokerage Commissions	352
NYMEX License Fee	89
Prepaid Insurance Expense	60
Non-interested Directors' Fees and Expenses	57
Other Expenses	10,912
Total Expenses	15,648
Expense Waiver	(9,699)
Net Expenses	$5,949
Net Income (Loss)	$(193,627)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/12	$7,037,422
Net Income (Loss)	(193,627)

Net Asset Value End of Month	$6,843,795
Net Asset Value Per Unit (200,000 Units)	$34.22

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612